UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2005

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 14, 2005, the registrant entered into an agreement with ISIS Innovation Limited (“ISIS”), a wholly owned subsidiary of the University of Oxford (the “University”), pursuant to which ISIS granted to the registrant an exclusive royalty-bearing license in the United States, Canada, France, Germany, Great Britain and other countries in Europe, to develop, use and market products covered by the patent claims licensed under the Agreement (“Licensed Products”), except for the field of Rhesus D blood typing by real time polymerase chain reaction amplification platforms in Europe. The licensed technology, including improvements made by the inventors prior to October 14, 2007, covers non-invasive prenatal genetic diagnostic testing on fetal nucleic acids.

The registrant has an exclusive option to negotiate a further license of any improvements made by the inventors after October 14, 2007. Subject to the license rights granted under the agreement, intellectual property rights created in connection with improvements made to the licensed technology will belong to the party developing the improvements. The registrant also granted to ISIS a perpetual royalty-free license to the University to use and publish material relating to the licensed technology and the registrant’s improvements solely for non-commercial use. The University’s right to publish is subject to the registrant’s right to delay publication of information to protect the licensed technology or the registrant’s improvements.

The registrant has agreed to make up-front payments to ISIS and pay to ISIS royalties on net sales of Licensed Products, including specified minimum royalty amounts, and milestone payments upon commercial events with respect to Licensed Products for particular indications.

The agreement will remain in force for the life of any patent issued in connection with the patent application covering the licensed technology, subject to earlier termination by either party upon uncured material breach or other specified circumstances. ISIS may terminate the agreement if the registrant files a petition to wind-up or dissolve or upon 30 days written notice if the registrant challenges the validity of the patent rights covering the licensed technology or fails to make the up-front payments as provided in the agreement. After the third anniversary of the agreement, the registrant may terminate the agreement for any reason with six months advance written notice. In the event the registrant fails to achieve certain milestone requirements with respect to particular indications, ISIS may convert the exclusive license into a non-exclusive license with respect to those indications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Harry Stylli
Date:October 20, 2005		Harry Stylli
Chief Executive Officer

3